UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2012

GUANWEI RECYCLING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53825	98-0669936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rong Qiao Economic Zone
Fuqing City
Fujian Province
People’s Republic of China
300500
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-591) 8536-6197

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2012, the Nasdaq Stock Market (“Nasdaq”) notified Guanwei Recycling Corp. (the “Company”) that it no longer complied with Nasdaq Rule 5550(a)(2) (the “Minimum Bid Price Rule”), as the closing bid price of the Company’s common stock, par value $0.001 (“Common Stock”), was below the minimum $1.00 per share for the 30 consecutive trading days prior to July 9, 2012.

In accordance with Nasdaq Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 7, 2013, to regain compliance with the Minimum Bid Price Rule. The Company may regain compliance with the Minimum Bid Price Rule if the bid price of the Company’s Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at any time prior to January 7, 2013.

On December 19, 2012, the Company received notification from the Nasdaq that the Nasdaq has determined that for the last 10 consecutive business days, from December 5, 2012 to December 18, 2012, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2012

GUANWEI RECYCLING CORP.

By:	/s/ Min Chen
Name:	Min Chen
Title:	Chief Executive Officer and Chairman of the Board of Directors